UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2020

CRONOS GROUP INC.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-38403	N/A
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

111 Peter Street, Suite 300
Toronto , Ontario	M5V 2G9
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 504-0004

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	CRON	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 8, 2020, the Board of Directors (the “Board”) of Cronos Group Inc. (“Cronos Group”) appointed Kurt Schmidt (age 63) as President and Chief Executive Officer of Cronos Group, effective as of September 9, 2020 (the “Effective Date”). As of the Effective Date, Michael Gorenstein will transition from the positions of President and Chief Executive Officer of Cronos Group to the position of Executive Chairman of the Board.
Schmidt Agreement

In connection with Mr. Schmidt’s appointment, Cronos USA Client Services LLC (“Cronos USA”), Cronos Group and Mr. Schmidt entered into an executive employment agreement (the “Schmidt Agreement”) setting forth the terms of Mr. Schmidt’s employment. The Schmidt Agreement provides for annual base salary of $520,000, annual target bonus opportunity of 150% of base salary, annual long-term target incentive opportunity of $1,300,000, and participation in the employee benefit programs of Cronos USA or Cronos Group, as applicable. In addition, Mr. Schmidt will receive a one-time sign-on grant of equity-based awards, comprised of (a) 2,000,000 non-qualified stock options that vest ratably on an annual basis over a five-year period following the date of grant and have an exercise price equal to the fair market value of the common shares of Cronos Group (“Common Shares”) on the trading day prior to the grant date and (b) 450,000 restricted share units that vest on the third anniversary of the grant date and settle in Common Shares on a one-for-one basis.
In the event Mr. Schmidt’s employment is terminated by Cronos USA without Just Cause or he resigns for Good Reason (each, as defined in the Schmidt Agreement), he would be entitled to a severance payment in the amount of his annual base salary, employee benefit continuation for up to one year following termination and a pro-rated annual bonus for the year of termination, subject to Mr. Schmidt entering into a release of claims in favor of Cronos Group and its affiliates and related entities. Upon termination of Mr. Schmidt’s employment, treatment of any outstanding equity-based awards will be governed by the terms and conditions of any applicable plan and award agreement. Upon termination of his employment for any reason, Mr. Schmidt is subject to ongoing confidentiality and mutual non-disparagement provisions, non-competition and customer non-solicitation covenants for the one-year period following termination and an employee non-solicitation covenant for the two-year period following termination.
Mr. Schmidt served as a director and Chief Executive Officer of Blue Buffalo Pet Products, Inc. from 2012 through 2016. Prior to joining Blue Buffalo, Mr. Schmidt served as Deputy Executive Vice President at Nestlé S.A., from 2007 until 2012 and was responsible for the Nestlé Nutrition division and served as a member of the company’s Executive Committee. Prior to joining Nestlé, Mr. Schmidt was the President and Chief Executive Officer of Gerber Products Company from 2004 to 2007. Mr. Schmidt received a Bachelor of Science in Chemistry from the United States Naval Academy and a Master of Business Administration (MBA) from the University of Chicago. Mr. Schmidt does not have any familiar relationships with any of Cronos Group’s directors or executive officers, and is not a party to any transactions listed in Item 404(a) of Regulation S-K.
Gorenstein Agreement

In connection with Mr. Gorenstein’s transition to his role as Executive Chairman of the Board, Cronos USA and Cronos Group entered into an amended and restated employment agreement with Mr. Gorenstein (the “Gorenstein Agreement”). Under the Gorenstein Agreement, Mr. Gorenstein will cease serving as President and Chief Executive Officer of Cronos Group on the Effective Date and will continue his service on the Board and employment with Cronos USA as Executive Chairman of the Board for a period of up to 18 months following the Effective Date (the “Employment Period”). If the Board terminates Mr. Gorenstein’s service as Executive Chairman of the Board other than for Just Cause (as defined in the Gorenstein Agreement) prior to the end of the 18-month term, Mr. Gorenstein will provide consulting services to Cronos Group for the remainder of the 18-month term (the “Consulting Period”). The term of the Gorenstein Agreement is subject to automatic renewal unless advance notice of non-renewal is given by any party. The Gorenstein Agreement has substantially similar base salary and annual bonus opportunity as were applicable under Mr. Gorenstein’s prior employment agreement with Cronos Group, and during the Consulting Period, if any, Mr. Gorenstein will be entitled to receive a monthly consulting fee in the amount of $83,000. During the term, Mr. Gorenstein will generally remain eligible to receive annual grants of restricted share units equal to $985,000 for Cronos Group’s 2021 fiscal year and $493,000 for Cronos Group’s 2022 fiscal year (each, an “LTI Grant”). Any annual bonus and long-term incentive award Mr. Gorenstein is eligible to receive under the Gorenstein Agreement is contingent on the conclusion of the currently pending investigation (the “Investigation”) by the U.S. Securities and Exchange Commission (“SEC”) into Cronos Group, and the Investigation not resulting in a penalty being levied by the SEC against Mr. Gorenstein personally or against Cronos on account of any misconduct or mismanagement by Mr. Gorenstein. Any outstanding equity-based awards that are held by Mr. Gorenstein as of the last day of the Employment Period will vest as of that date, except in the event of a termination for Just Cause, and any LTI Grants made during the Consulting Period will be fully vested as of the date of grant.
Upon (i) termination of Mr. Gorenstein’s employment or consulting services, as applicable, by Cronos USA or Mr. Gorenstein upon the completion of the 18-month term or (ii) earlier termination of Mr. Gorenstein’s employment or consulting services by Cronos USA other than for Just Cause or (iii) resignation by Mr. Gorenstein due to material breach of the Gorenstein Agreement by Cronos USA, Mr. Gorenstein will be entitled to severance equal to 12 months’ base salary and annual bonus (at target), a pro-rated annual bonus (at target), if any, for the portion of the Employment Period worked in the year of termination, benefit continuation for up to one year following termination, and immediate vesting of any unvested equity-based awards, subject to Mr. Gorenstein’s entering into a release of claims in favor of Cronos Group and its affiliates and related entities. In connection with the Gorenstein Agreement, Mr. Gorenstein agreed to ongoing confidentiality, intellectual property and mutual non-disparagement provisions, and non-competition and non-solicitation requirements for the term of the Gorenstein Agreement.
The foregoing descriptions of the Schmidt Agreement and Gorenstein Agreement do not purport to be complete and are qualified in its entirety by reference to the full text of the Schmidt Agreement and Gorenstein Agreement, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.
Item 7.01. Regulation FD Disclosure.
On September 9, 2020, Cronos Group issued a press release announcing the transition described under Item 5.02 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such a filing or document.
Item 9.01. Financial Statements and Exhibits.
(d)  Exhibits.

Exhibit No.	Description
10.1	Executive Employment Agreement, dated as of September 9, 2020, between Cronos USA, Cronos Group and Kurt Schmidt.
10.2	Amended and Restated Employment Agreement, dated as of September 9, 2020, between Cronos USA, Cronos Group and Michael Gorenstein.
99.1	Press Release issued by Cronos Group dated September 9, 2020.
104	Cover Page Interactive Data File – The cover page from Cronos Group’s Current Report on Form 8-K filed on September 9, 2020 is formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRONOS GROUP INC.

Dated: September 9, 2020	By:	/s/ Xiuming Shum
Name: Xiuming Shum
Title: EVP, Legal and Regulatory Affairs and Corporate Secretary